                            SCHEDULE 14C INFORMATION

       Information Statement Pursuant to Section 14(c) of the Securities
                              Exchange Act Of 1934

Check the appropriate box:
[ ]  Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[x]  Definitive Information Statement


                               AZUL HOLDINGS INC.
                (Name of Registrant As Specified In Its Charter)


Payment of Filing Fee (check the appropriate box):
[x]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

          1)  Title of each class of securities to which transaction applies:

          2)  Aggregate number of securities to which transaction applies:

          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          4)  Proposed maximum aggregate value of transaction:

          5)  Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)  Amount Previously Paid:

          2)  Form, Schedule or Registration Statement No.:

          3)  Filing Party:

          4)  Date Filed:

                               AZUL HOLDINGS INC.
                          6672 Gunpark Drive, Suite 100
                                Boulder, CO 80301

                  NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD SEPTEMBER 25, 2001


To All Stockholders:

         The 2001 annual meeting of stockholders of Azul Holdings Inc., a Delaware corporation, will be held on Tuesday, September 25, 2001 at 10:00 a.m. local time at the offices of Ballard Spahr Andrews & Ingersoll, LLP, 1225 17th Street, Suite 2300, Denver, Colorado. The purposes of the meeting are to:

               o    Elect three directors to serve during the next year, and

               o Transact any other business which may properly come before the meeting.

         Only stockholders of record at the close of business on July 30, 2001 may vote at the meeting.

                                      By Order of the Board of Directors,

                                      /s/ Edward S. Wittman


                                      Edward S. Wittman, Secretary

July 30, 2001


 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

                               AZUL HOLDINGS INC.
                          6672 Gunpark Drive, Suite 100
                                Boulder, CO 80301

                              INFORMATION STATEMENT

                       2001 ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD SEPTEMBER 25, 2001

GENERAL

         This information statement contains information about the 2001 annual meeting of stockholders of Azul Holdings Inc. to be held on Tuesday, September 25, 2001 at 10:00 a.m. local time at the offices of Ballard Spahr Andrews & Ingersoll LLP, 1225 17th Street, Suite 2300, Denver, Colorado. You can find other detailed information about Azul in the accompanying annual report to security holders, which includes Azul's annual report on Form 10-K for the fiscal year ended March 31, 2001. This information statement is being mailed to you on or about August 20, 2001.

PURPOSES OF THE ANNUAL MEETING

         At Azul's annual meeting, stockholders will vote to elect three directors to serve during the next year and on any other business that may properly come before the meeting.

VOTING SECURITIES AND VOTE REQUIRED

         Only stockholders of record at the close of business on July 30, 2001 are entitled to vote at the meeting. As of July 30, 2001, there were issued and outstanding 5,143,082 shares of Azul common stock, 226,910 shares of Series B Convertible Preferred Stock and 175,000 shares of Series C Convertible Preferred Stock. Holders of common stock are entitled to one vote per share, holders of Series B preferred stock are entitled to the number of votes equal to the number of whole shares of common stock into which shares of Series B preferred stock are currently convertible (2/5 of a share) and holders of Series C preferred stock are entitled to the number of votes equal to the number of whole shares of common stock into which shares of Series C preferred stock are currently convertible (10 shares). For the election of directors, holders of common stock, Series B preferred stock and Series C preferred stock must vote together as a single class. As of July 30, 2001, Tudor Trust and Jeffrey L. Neuman, who controls Tudor Trust, held shares of Azul stock entitling them to 5,020,156 out of the 6,983,846 total votes that may be cast at the meeting, representing 71.9% of those total possible votes. Mr. Neuman, the president and chief executive officer and a director of Azul, has indicated that the shares of Azul stock held by Tudor Trust and him will be voted in favor of each nominee for election as director. Therefore, since such shares satisfy the quorum and voting requirements for the election of directors as discussed below, each nominee will be elected as a director.

 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The presence in person or by proxy of the holders of a majority of the outstanding shares of stock entitled to vote at the meeting is required to constitute a quorum at the meeting. Abstentions count as present for establishing a quorum. Where a quorum is present, the affirmative vote of the holders of a plurality of the votes cast by the holders of stock entitled to vote at the meeting is required for the election of directors. The shares of Azul stock held by Tudor Trust and Mr. Neuman which Mr. Neuman has indicated will be voted at the meeting in favor of each director nominee satisfy the quorum and voting requirements for the election of directors.

Shares which abstain from voting and shares held in "street name" by brokers or nominees who indicate that they do not have discretionary authority to vote those shares on the particular matter being voted on will not be counted as votes in favor of that matter, and will also not be counted as votes cast or shares voting on that matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter such as the election of directors which requires the affirmative vote of a plurality or a certain percentage of the votes cast or shares voting on a matter.


                              ELECTION OF DIRECTORS

Azul's board of directors currently has two members, and each of the directors is to be elected annually. At this meeting stockholders will vote to elect three directors to serve for a one year period. Azul's nominees for these directorships are identified below. Ms. Deborah Seidel resigned as a director during June 2001 and Mr. Edward Wittman, Azul's Chief Financial Officer, has been nominated to fill the resulting vacancy. The two remaining directors and Mr. Wittman have indicated their willingness to serve if elected.

The names and biographical information for each director nominee are set forth below. There are no family relationships among any of the Azul directors or executive officers.

DIRECTOR NOMINEES

JEFFREY L. NEUMAN, age 57, has been Azul's chairman of the board since 1996 and has been president and chief executive officer since 1999. Mr. Neuman is also chairman of the board of directors of Xyvision Enterprise Solutions, Inc., a 52.5% owned subsidiary of Azul. Mr. Neuman also serves as chairman of NanoFrames LLC, a company in which Azul has an ownership interest. Mr. Neuman has been a private investor since 1986 when he founded Tudor Trust, a merchant banking firm which has interests in a number of public and private companies. Mr. Neuman holds positions as member of the board of directors for several privately-held companies. Mr. Neuman received his BA from the University of Pennsylvania and his MBA from the Wharton School of Business.

LANCE LAIFER, age 37, became a director of Azul in June 2000. Mr. Laifer is president and chief executive officer of Bay9, Inc., a privately held internet portal that he founded in October 1999. Mr. Laifer is also the principal at Laifer Capital Management, an investment firm that he formed in March 1992. Mr. Laifer received a Bachelor of Business Administration degree in Finance from Baruch College.

EDWARD S. WITTMAN, age 54, has been nominated to the Board for the first time. Mr. Wittman joined Azul in May 2000 as Vice President, Chief Financial Officer, Secretary and Treasurer. Since April 2001 he has also served as Chief Operating Officer for NanoFrames, a biotechnology company controlled by Tudor Trust. Since 1991, he has been President of Wittman Associates Inc., a privately held consulting services firm specializing in strategic and managerial services to entrepreneurships, both privately and publicly held. From October 1997 through March 1999 he served as Vice President of Business Development for Itex Corporation, a publicly held company. He has held or presently holds positions as member of the board for several privately-held corporations and not-for-profit organizations. Previously Mr. Wittman has served in various operations and financial management positions for publicly-held and private organizations. He holds a BSBA from California State University and an MBA from the University of Colorado.

BOARD AND COMMITTEE MEETINGS

The Azul board of directors met four times (including by telephone conference) during the fiscal year ended March 31, 2001. All directors attended at least 75% of the meetings of the board of directors and of the committees on which they served.

The board of directors has an audit committee, which provides the opportunity for direct contact between Azul's independent public accountants and the board of directors. The audit committee reviews the effectiveness of the auditors during the annual audit, discusses Azul's internal accounting control policies and procedures and considers and recommends the selection of Azul's independent public accountants. The audit committee met three times during fiscal 2001. Mr. Laifer serves as the current audit committee. The report of the audit committee is set forth at page 9.

The board of directors has a compensation and stock option committee, which provides recommendations to the board of directors regarding compensation programs of Azul and administers Azul's stock option plan. The compensation committee did not meet during fiscal 2001, as its function for that period was performed by the full board of directors. Mr. Laifer serves as the current compensation committee.

The board of directors does not have a nominating committee to provide recommendations to the board for nominees for directorships. This function for fiscal 2001 was performed by the full board of directors. The board of directors will consider nominees recommended by stockholders. Stockholders who wish to recommend nominees for directorships should submit their recommendations to Edward S. Wittman, Secretary of Azul, at the principal executive offices of Azul. Mr. Wittman will forward the recommendations to the board of directors for its consideration.

DIRECTOR COMPENSATION

         Directors receive directors' fees of $2,000 per year. Directors also receive fees of $500 for each board of directors meeting attended in person and $250 for each telephonic board meeting in which the director participates. Directors who are members of committees of the board of directors receive fees of $250 per committee meeting attended, provided that the committee meeting was not held on the same day as a board of directors meeting. Directors are also reimbursed for expenses incurred in attending board or committee meetings. Mr. Neuman, Mr. Laifer, and Ms. Seidel each received stock option grants for 20,000 shares of Azul's common stock as director compensation during June 2000.

           SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table shows beneficial ownership as of June 30, 2001 of shares of Azul common stock, Series B preferred stock and Series C preferred stock by each person known to Azul to beneficially own more than 5% of the outstanding shares of that class of Azul stock, the Azul directors and the Azul executive officers listed in the summary compensation table below, and all current Azul directors, the director nominee, and executive officers as a group. All share numbers have been adjusted to give effect to the one-for-five reverse split of the outstanding shares of common stock that occurred in October 1998.

                                                    Common Stock              Series B Preferred Stock    Series C Preferred Stock
                                           ------------------------------    ---------------------------  ------------------------
   Name and Address of                        Number            Percent         Number         Percent        Number      Percent
     Beneficial Owner                      of Shares(1)       of Class(2)     of Shares       of Class      of Shares    of Class
------------------------------------       ------------      ------------    ------------   ------------   -----------   ---------

Principal Stockholders
Tudor Trust u/d/t                             6,161,002(3)           75.3%         58,989           25.4%      175,000        100%
December 12, 1997
Jeffrey L. Neuman
450 N. Roxbury Avenue
Beverly Hills, CA 90210

James S. Saltzman                               541,089(4)            6.6%         46,686           20.1%           --         --
Saltzman Partners
621 E. Germantown Pike
Plymouth Valley, PA 19401

JTH Associates                                   65,141(5)              *          25,758           11.1%           --         --
400 Fifth Avenue South, Suite 305
Naples, FL 33940

Gerlach & Co.                                     5,847(5)              *          14,618            6.3%           --         --
111 Wall Street, 8th Floor
New York, NY 10043

Lancer Enterprises                                5,151(5)              *          12,879            5.5%           --         --
Largo della Fontanella di Borghese 19
00186 Rome Italy

United Mineworkers of America                     5,070(5)              *          12,675            5.5%           --         --
One Financial Center
Boston, MA 02111

Director, New Director Nominees and Executive Officers
Jeffrey L. Neuman, Director                   6,161,002(3)           75.3%         58,989           25.4%      175,000        100%
Lance Laifer, Director                           20,000(6)              *              --             --            --         --
Edward S. Wittman,
      new Director nominee                       10,000(6)              *              --             --            --         --
Kevin J. Duffy(7)                                46,900(6)              *              --             --            --         --
All current directors and executive           6,237,902(8)           76.2%         58,989           25.4%      175,000        100%
officers, as a group (5 Persons)

Less than one percent.

(1) The number of shares beneficially owned is determined under SEC rules and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and also any shares which the individual or entity has the right to acquire currently or within 60 days after June 30, 2001 through the exercise of any stock option or other right, including upon the conversion of Series B preferred stock, Series C preferred stock, Azul's 6% Convertible Subordinated Debentures due 2002, or the indebtedness under the loan facility agreement between Tudor Trust and Azul. Any references in these footnotes to options or other convertible securities held by a person or entity refers only to options or other convertible securities currently exercisable or exercisable within 60 days after June 30, 2001. The inclusion herein of shares does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with his or her spouse) with respect to all shares of Azul stock listed as beneficially owned by that person or entity.

(2) Number of shares of common stock deemed outstanding includes 5,143,082 shares outstanding as of June 30, 2001, plus any shares issuable upon conversion of Series B preferred stock or Series C preferred stock or subject to options or other convertible securities held by the person or entity in question.

(3) Includes 23,596 shares of common stock issuable upon conversion of Series B preferred stock, 1,750,000 shares of common stock issuable upon conversion of Series C preferred stock, 617,846 shares issuable to Tudor Trust upon the conversion of qualifying amounts outstanding under the loan facility agreement between Tudor Trust and Azul, 500,000 shares of common stock issuable to Tudor Trust upon exercise of a warrant, and 20,000 shares of common stock subject to an outstanding stock option held by Mr. Neuman. Includes securities held by both Mr. Neuman and by Tudor Trust. Mr. Neuman is the grantor, sole trustee and sole current beneficiary of Tudor Trust.

(4) Includes 15,765 shares of common stock issuable upon conversion of Series B preferred stock and 4,000 shares of common stock subject to outstanding stock options. Consists of securities held by both Mr. Saltzman and Saltzman Partners. Mr. Saltzman is affiliated with Saltzman Partners.

(5) Includes shares of common stock issuable upon conversion of Series B preferred stock at the rate of 2/5 of a common share for each share of Series B preferred stock which may be converted.

(6) Consists solely of shares of common stock subject to outstanding stock options.

(7) Kevin J. Duffy is president of Xyvision Enterprise Solutions, Inc., currently a 52.5% owned principal subsidiary of Azul.

(8) Includes 23,596 shares of common stock issuable upon conversion of Series B preferred stock, 1,750,000 shares of common stock issuable upon conversion of Series C preferred stock, 500,000 shares of common stock issuable to Tudor Trust upon exercise of a warrant, 669,303 shares issuable to Tudor Trust upon the conversion of qualifying amounts outstanding under the loan facility agreement between Tudor Trust and Azul and a total of 96,900 shares of common stock subject to outstanding stock options.


                             EXECUTIVE COMPENSATION

         The following table shows annual, long-term and other executive compensation information for the last three fiscal years with respect to Azul's chief executive officer and the sole other executive officer whose total annual salary and bonus exceeded $100,000 in fiscal 2001.

                           SUMMARY COMPENSATION TABLE

                                                                     Long-Term Compensation
                                          Annual Compensation(1)             Awards
                                Fiscal                                     Securities            All Other
Name and Principal Position      Year      Salary          Bonus       Underlying Options      Compensation
---------------------------     ------    --------        -------    ----------------------    ------------
Jeffrey L. Neuman                2001           --(2)         --              --                     --
Chairman, President and          2000           --(2)         --              --                     --
Chief Executive Officer          1999           --(2)         --              --                     --



Kevin J. Duffy                   2001     $185,607        $  600              --                 $1,850(3)
President of Xyvision            2000     $185,611            --              --                 $1,600(3)
Enterprise Solutions, Inc.       1999     $172,827        $1,500              --                 $1,743(3)

(1) In accordance with SEC rules, other annual compensation in the form of perquisites and other personal benefits has been omitted since such perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for the named executive officer.

(2) Mr. Neuman became Azul's chief executive officer in 1999. He does not receive any annual compensation from Azul for this position.

(3) Consists of matching contributions to the Xyvision Enterprise Solutions 401(k) plan.

The following table sets forth information regarding the number and value of unexercised stock options held as of March 31, 2001 by each of the named executive officers.

                          FISCAL YEAR-END OPTION VALUES

                                                 Number of Securities
                                                Underlying Unexercised
                                              Options at Fiscal Year-End
                       Name                    Exercisable/Unexercisable
                -----------------             --------------------------
                Jeffrey L. Neuman                     20,000/--
                Kevin J. Duffy                        62,000/--

As of March 31, 2001, none of the named executive officers held any unexercised in-the-money options. No stock options were exercised during fiscal 2001 by any named executive officer and no stock appreciation rights were exercised during fiscal 2001 by any named executive officer or were outstanding at March 31, 2001.

EMPLOYEE SEVERANCE BENEFIT PLAN

Xyvision Enterprise Solutions, currently a 52.5% owned subsidiary of Azul, has an employee severance benefit plan. All full-time employees, including executive officers, who have been employed by Xyvision Enterprise Solutions for at least 90 days participate.

Under this plan, if a "change in control" of Xyvision Enterprise Solutions occurs, and within 12 months thereafter a participant's employment with Xyvision Enterprise Solutions is terminated either by Xyvision Enterprise Solutions other than for "cause" or "disability" or by the participant for "good reason," then:

         o        the participant is entitled to:

                  o a cash payment equal to 50% of his or her annual base compensation if he or she has been employed by Xyvision Enterprise Solutions for less than one year or 100% of his or her annual base compensation if he or she has been employed by Xyvision Enterprise Solutions for one year or more, subject to reduction in some circumstances for tax reasons, and

                  o a continuation of insurance benefits for a period of one year, and

         o all outstanding stock options held by the participant will immediately become exercisable in full.

However, if a particular change in control of Xyvision Enterprise Solutions is approved in advance by the Xyvision Enterprise Solutions board of directors, participants will not be entitled to any of the above benefits. All of the above terms in quotations are defined in the plan document.

This plan may be amended or terminated by the Xyvision Enterprise Solutions board of directors at any time prior to the occurrence of a change in control. Amounts payable to any employee under the plan are reduced by amounts payable to that employee under any other program or agreement under which he or she will receive benefits.

OTHER EXECUTIVE COMPENSATION MATTERS

Azul does not currently have any specific formal compensation committee or board of directors compensation policies applicable to executive officers since under current circumstances its chief executive officer is not compensated for serving in that position and its sole other executive officer is not compensated on an annual basis in excess of $100,000. In addition, there is only one officer of Xyvision Enterprise Solutions who is deemed to be for purposes of this information statement an executive officer of Azul.

There is limited and sporadic public trading in Azul common stock. In addition, during the fiscal year ended March 31, 1999, Azul underwent a significant corporate restructuring and further significantly revised its planned business operations during the fiscal year ended March 31, 2000. Accordingly, and in view of the fact that Azul does not currently have specific corporate performance criteria related to executive compensation as discussed above, Azul does not believe that a five-year comparison of cumulative total shareholder return for Azul to a broad equity market index and peer companies in the same line-of-business or other companies with similar market capitalization would be meaningful.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TUDOR TRUST
Tudor Trust and Jeffrey L. Neuman, a director and executive officer of Azul, Hold Azul stock which carries a majority of the voting rights associated with issued and outstanding Azul stock. Mr. Neuman is grantor, sole trustee and sole beneficiary of Tudor Trust. Mr. Neuman is also a director and an executive officer of Xyvision Enterprise Solutions, Inc., currently a 52.5% owned subsidiary of Azul, and is chairman and an executive officer of NanoFrames, LLC, a biotechnology company in which Azul holds an 18% interest. Mr. Neuman holds these director and officer positions without compensation. Tudor Trust also directly holds a minority interest in Xyvision Enterprise Solutions, Inc.

Azul has a line of credit loan agreement with Tudor Trust under which Tudor may loan to Azul up to $12,500,000. As of June 30, 2001, Azul was indebted to Tudor Trust for the full amount of this loan facility. The first $5,000,000 bears interest at 6% and the remaining principal balance bears interest at 8%. The loan is secured by a pledge of all of Azul's assets. The loan currently matures on March 31, 2002.

Tudor Trust also provides Azul with a separate loan facility for $5,000,000 to be utilized by Azul for making loans to or investments in other entities. The loan bears interest at 8% and is due on March 31, 2002. The loan is secured by a pledge of all the assets of Azul on the same basis as the other indebtedness of Azul to Tudor Trust. This additional loan is convertible at the option of Tudor Trust into Azul common stock at a price of $3.25 per share. As of June 30, 2001 advances of $2,008,000 have been made, which, if converted, would result in the issuance of 617,846 shares of Azul common stock.

In connection with these loan facilities, Azul issued to Tudor Trust a warrant to purchase 500,000 shares of Azul common stock at an exercise price of $3.00 per share, with the term of the warrant ending on March 31, 2002.

During the year, Tudor Trust converted its indebtedness from XyEnterprise in the principal amount of $1,850,000 to approximately 649,000 shares of common stock of XyEnterprise. The President and Chairman of the Board of Directors of the Company, Chairman of the Board of Directors of XyEnterprise, and Chairman of NanoFrames is the sole trustee and beneficiary of Tudor Trust. He holds the foregoing positions in those companies without compensation.

Through shares of common stock of the Company owned by Tudor Trust and shares which Tudor Trust has the right to acquire by the conversion of debt, Tudor Trust controls the Company. Tudor Trust also directly holds a minority stock interest in XyEnterprise. The transactions among the Company, XyEnterprise, and NanoFrames and between any of the entities and Tudor Trust have been unanimously approved by the members of the Board of Directors of each company who do not have a financial interest in the transaction and with independent legal and financial advice.

Opportunities to be considered by Azul have generally been provided to Azul by Tudor Trust, the majority shareholder of the Company, as a result of Tudor's existing investments in, and frequent control of, other companies. In those instances investments by Azul are approved by the members of the Board of Directors who do not have a financial interest in the transaction and with independent legal and financial advice.

Other opportunities may be identified by the Company through various sources including contacts of the Company's officers with investment companies, brokers, and by direct contact with principals of potential investees. As a result of the foregoing, Azul entered into a loan agreement with PlazaBlue Inc. ("PlazaBlue") (formerly Antiqnet.com, Inc.), a company in which Tudor Trust had a 70% ownership. During the fiscal year, the Company provided a $2,450,000 loan to PlazaBlue Inc. Tudor Trust held a majority interest in PlazaBlue Inc. as a result of stock owned and stock which it had a right to acquire through the conversion of debt. As a result of default by PlazaBlue in the repayment of its debts, the lenders, including Tudor Trust and Azul, foreclosed on the assets of PlazaBlue. Effective March 31, 2001, the Company, at the election of Azul, sold its entire interest in the assets to Tudor Trust for its carrying value of PlazaBlue.

Effective March 31, 2001, the Company entered into an agreement with Tudor Trust to purchase shares of XyEnterprise from Tudor Trust such that the Company's interest in XyEnterprise would exceed 50%. Accordingly, the Company acquired an additional 575,000 shares of XyEnterprise common stock in exchange for the issuance of 1,092,500 shares of Azul common stock in a transaction valued at $1,638,750. The transaction was based upon the values of the XyEnterprise and Azul common stocks at the last sales price for XyEnterprise common shares and the value of the Azul shares at the close of business on March 31, 2001, the effective date of the agreement.

In October 2000, Azul agreed to invest up to $500,000 in preferred membership units in NanoFrames, LLC which have a preferred dividend provision of 8% per year. Tudor Trust holds a majority interest in NanoFrames. As of March 31, 2001, $245,894 had been advanced to NanoFrames. These funds were used for the purchase of laboratory equipment and supplies, salaries, and rent and office expenses.

PROSPECTIVE TRANSACTIONS

Azul provides financial and management support principally to high technology companies. At this time Xyvision Enterprise Solutions is Azul's principal portfolio company. Investment opportunities to be considered by Azul may be provided to Azul by Tudor Trust as a result of Tudor Trust's existing investments in, and frequent control of, other companies. In those instances an investment by Azul will be approved by its independent director with independent legal and financial advice. Azul may provide financial capital to its portfolio companies as extension of debt, purchase of common stock or purchase of preferred stock in the form of other financial instruments best determined to meet the specific and unique requirements of each portfolio or potential portfolio company. Such capital has historically been received by Azul from Tudor Trust. In the future, Azul may attract further investment from Tudor Trust in order to expand its investment in current and future portfolio companies.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934, Azul's directors, executive officers and beneficial owners of more than 10% of Azul common stock must report their initial beneficial ownership of the common stock and any changes in that ownership in reports which must be filed with the SEC and Azul. The SEC has designated specific deadlines for these reports and Azul must identify in this information statement those persons who did not file these reports when due.

Based solely on a review of reports filed with Azul, all directors and executive officers timely filed all reports regarding transactions in Azul securities required to be filed for the fiscal year ended March 31, 2001, except as follows:

Jeffrey L. Neuman and Tudor Trust, of which Mr. Neuman is the grantor, sole trustee and sole current beneficiary, have not as of the date of this document filed Form 4, reporting the transactions between Azul and Tudor Trust which have been discussed in this document in other reports filed with the United States Securities and Exchange Commission, or a Form 5 reporting such transactions and one option grant. Mr. Laifer, Ms. Seidel and Mr. Wittman filed late Form 3s and had not as of the date filed a Form 5 for the fiscal year ended March 31, 2001 reporting one option grant to each person.


                         INDEPENDENT PUBLIC ACCOUNTANTS

The firm of Deloitte and Touche LLP served as Azul's independent public accountants for the fiscal year ended March 31, 2001 and are expected to serve as Azul's independent public accountants for the fiscal year ending March 31, 2002. Representatives of Deloitte and Touche LLP are expected to be present at the annual meeting of stockholders. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders. The firm of Richard A. Eisner & Company LLP served as Azul's independent public accountants for the fiscal year ended March 31, 2000. The firm of PricewaterhouseCoopers LLP served as Azul's independent public accountants for the fiscal year ended March 31, 1999. Azul's audit committee and board of directors participated in and approved each decision to replace the previous independent public accountants.

The reports of Richard A. Eisner & Company LLP and of PricewaterhouseCoopers LLP on the Azul financial statements for the fiscal years ended March 31, 2000 and 1999, respectively, contained no adverse opinion and were not qualified or modified as to audit scope or accounting principles, but their reports relating to their audits of the financial statements for the fiscal years ended March 31, 2000 and 1999, respectively, included a separate paragraph concerning Azul's ability to continue as a going concern.

In connection with their audits of the financial statements for the fiscal years ended March 31, 2000 and 1999, respectively, and through the time of their respective terminations as Azul's independent public accountants, there were no disagreements with Richard A. Eisner & Company LLC or PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Richard A. Eisner & Company LLP and PricewaterhouseCoopers LLP would have caused them to make reference thereto in their report on the financial statements for such fiscal years.

                          REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board is responsible for providing independent objective oversight of the Company's accounting functions and internal controls. The Audit Committee is composed of one director who



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is independent as defined by Rule 4200 (a)(14) of the NASD's listing standards.
The Audit Committee does not have a written charter.

Management is responsible for the Company's internal controls and financial reporting. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor these processes. In connection with these responsibilities, the Audit Committee met with management and Deloitte and Touche LLP, the Company's independent auditors, to review the March 31, 2001 financial statements, and matters required by Statement on Auditing Standards No. 61, as amended, "Communications with Audit Committee." In addition, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors' independence.

Based on the above mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended March 31, 2001 for filing with the Securities and Exchange Commission. The Committee also recommended the reappointment of the independent auditors.

The aggregate fees charged for professional services by Deloitte and Touche, LLP for the audit of the Company's annual financial statements for the year ended March 31, 2001 and for the reviews of the financial statements included in the Company's quarter Report on Form 10-Q for the quarter and year to date period ended December 31, 200, were approximately $132,000. The Company did not pay any other fees to Deloitte and Touche LLP.

Dated June 27, 2001                          Audit Committee
                                             Lance Laifer


                                  OTHER MATTERS

         The Azul board of directors knows of no other business which will be presented for consideration at the annual meeting other than the election of directors.

                               By Order of the Board of Directors,


                               /s/ E. S. Wittman

                               Edward S. Wittman, Secretary

July 30, 2001




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